APN(s):
None.

property also includes
unpatented mining claims

Recording Requested By:
Name: Joel O. Benson, Esq.
Address: 1550 17th Street, Suite 500, Denver, Colorado 80202

When Recorded Mail to:
Name: Joel O. Benson, Esq., Davis Graham & Stubbs LLP
Address: 1550 17th Street, Suite 500, Denver, Colorado 80202

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION, RENTS AND LEASEHOLD INTERESTS AND
FINANCING STATEMENT

FROM

THE LORDSBURG MINING COMPANY, as Grantor TO

WATERTON GLOBAL VALUE, L.P., BY ITS INVESTMENT MANAGER, ALTITUDE
MANAGEMENT LIMITED, as Lender

DATED AS OF DECEMBER ___, 2011

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT SECURES FUTURE ADVANCES.

THIS INSTRUMENT COVERS FIXTURES AND GOODS THAT WILL BECOME FIXTURES ON THE PROPERTY DESCRIBED IN EXHIBIT A.

THIS INSTRUMENT COVERS AS-EXTRACTED COLLATERAL

THIS INSTRUMENT IS A LINE OF CREDIT MORTGAGE FOR PURPOSES OF SECTION 48-7-4(B) NMSA 1978

MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF PRODUCTION, RENTS AND LEASEHOLD INTERESTS AND
FINANCING STATEMENT

          This Mortgage, Security Agreement, Assignment of Production, Rents and Leasehold Interests and Financing Statement (as amended, modified, supplemented or restated, the “Mortgage”) is entered into by The Lordsburg Mining Company, a corporation formed and existing under the laws of the State of New Mexico, and whose address is 1128 Pennsylvania Ne, Ste. 200, Albuquerque, New Mexico 87110 (herein called “Grantor”), in favor of Waterton Global Value, L.P., by its Investment Manager, Altitude Management Limited, whose address is Folio House, Road Town, Tortola, VG1110, British Virgin Islands (herein called “Lender”).

Recitals

          A.      Pursuant to that certain Senior Secured Gold Stream Credit Agreement dated December ___, 2011 among Santa Fe Gold (Barbados) Corporation, as the borrower (the “Borrower”), the Grantor, as a guarantor, the other Guarantors party thereto, as guarantors, and the Lender, as the lender (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), and subject to the satisfaction of the conditions precedent stated therein, the Lender has agreed to advance a Loan to the Borrower in the maximum principal amount of Fifty Million Dollars ($50,000,000), all on the terms and conditions stated in the Loan Agreement. This Mortgage secures future advances, and advances under the Loan Agreement are obligatory. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

          B.      It is a condition precedent to the Lender entering into the Loan Agreement and making the Loan thereunder, that the Grantor shall have executed and delivered this Mortgage to secure the Loan Agreement and such payment and performance obligations and liabilities of the Grantor and the Borrower, all as more fully described herein.

          C.      The Grantor owns or holds or has an option to purchase those certain properties consisting of fee lands, patented mining claims, unpatented mining claims, unpatented millsite claims, mineral rights, leasehold and other rights and interests in Grant and Hidalgo Counties, New Mexico as further described herein, including on Exhibit A attached hereto and incorporated herein by reference, which are commonly referred to herein as the “Summit Project”.

          D.      The Grantor is an affiliate of the Borrower, and the Grantor will directly and indirectly benefit from the Loan Agreement and the loans made to the Borrower pursuant thereto. The Grantor has irrevocably and unconditionally guaranteed the payment and performance obligations of the Borrower arising under the Loan Agreement and each other Loan Document (as defined in the Loan Agreement) pursuant to a Guarantee of even date herewith (the “Guarantee”).

          E.      The Grantor expects to derive substantial direct and indirect benefit from the amounts made available under the Loan Agreement and from such financial and other support as the Borrower and the other Credit Parties may in the future provide to the Grantor. The Grantor, the Borrower and the other Credit Parties are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each of them has a direct, tangible and immediate impact on the success of the other. The Grantor is interested in and will be financially benefited by the business success of the Borrower and the other Credit Parties and has entered into this Agreement and the other Loan Documents (defined below) for legitimate business purposes.

          F.      The Grantor, the Borrower, the Grantor’s parent company and the Lender have entered into that certain Gold and Silver Supply Agreement dated December ___, 2011 (the “Gold and Silver Supply Agreement”), whereby the Grantor has agreed to sell gold and silver to the Lender at the price, and subject to the terms and conditions, stated therein.

Agreement

          NOW, THEREFORE, in consideration of the premises, to induce the Lender to enter into the Loan Agreement, the other Loan Documents, the Gold and Silver Supply Agreement and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 – CREATION OF SECURITY

          Section 1.1      Grant. In consideration of the moneys and credit advanced under the Loan Agreement for the benefit of the Grantor, and in consideration of the mutual covenants contained herein, and for the purpose of securing payment and performance of the Obligations (as defined below in Section 1.4), Grantor hereby grants, bargains, sells, warrants, assigns, pledges, transfers conveys and mortgages to Lender, with mortgage covenants and upon the statutory mortgage condition (to the extent that the mortgage covenants and the statutory mortgage condition are not inconsistent with the express terms and conditions hereof), all right, title and interest in and to the following real and personal property, rights, title and interests (collectively, the “Collateral”), whether presently owned or held or hereafter acquired:

                    (a)      Lands and Realty. All lands and real property, including all fee, leasehold, option rights, mineral, patented mining claims, unpatented mining claims (lode and placer), unpatented millsites, tunnel sites and rights, royalties and other real property interests (whether surface, underground, mineral, or other), as more particularly described on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Lands”);

                    (b)      Gold, Silver and Minerals. All gold, silver and other ores, minerals, metals, mineral elements and compounds, dore, concentrate, veins, lodes and mineral deposits that are on, in, under, extending from or into, produced or to be produced from, stored, stacked, handled, processed, refined, beneficiated, transported or marketed on or from all or any part of the Lands, including “As-Extracted Collateral” as defined in Section 59-9-102 of the New Mexico Uniform Commercial Code (the “UCC”), all whether in place, extracted, produced, processed, stored or otherwise severed (collectively, the “Minerals”);

                    (c)      Fixtures and Improvements. All buildings, structures, mills, crushers, facilities, offices, shops, tanks, pipelines, fixtures and other improvements, howsoever designated, now or hereafter located or constructed on the Lands (collectively, the “Improvements”);

                    (d)      Water Rights. All water, water rights (whether vested, certificated, permitted or otherwise, whether or not adjudicated, and whether or not with a place of use or point of diversion on the Lands), water right applications, reservoirs and reservoir rights, ditches and ditch rights, irrigation systems and irrigation rights, wells, well permits and other rights of use appertaining or belonging to or used in connection with the Lands and all wells, pumps, pumping stations, machinery and equipment associated therewith, and all shares of stock or similar interest (if any) evidencing reservoir, ditch, irrigation or other water rights or rights of use (collectively, the “Water Rights”);

                    (e)      Access Rights. All rights of way, easements, licenses, profits, privileges, tenements, hereditaments, appurtenances, roads, trails, transportation improvements, and other access rights or rights of use appertaining or belonging to or used in connection with the Lands, the Water Rights and/or the Improvements (collectively, the “Access Rights”);

                    (f)      Property Data. All records, data, reports and information relating to or associated with all or any portion of the Lands, the Minerals or the Water Rights, including maps, surveys, drilling data, drill logs, core samples and core data, technical, engineering and permitting information and reports, and all geological, metallurgical, geophysical, geochemical and analytical data and reports (collectively, the “Data”);

                    (g)      Permits and Approvals. All approvals, authorizations, licenses, permits, consents, variances, land use entitlements, applications, plans, bonds, filings or registrations by, with or from any governmental authority (federal, state or local) or other person associated with or necessary for the use or development of all or any portion of the Lands, Minerals, Improvements, Water Rights or Access Rights and all bonds, letters of credit and other financial accommodations that secure the performance of the foregoing (collectively, the “Permits”);

                    (h)      Accounts; Contract Rights; General Intangibles. All accounts, accounts receivable, contracts and contract rights, option and purchase rights, agreements, documents, instruments, income, receipts, revenues, earnings, rents, profits, deposits, security deposits, royalties and revenue arising from the use or enjoyment of all or any portion of the Lands, the Improvements or other Collateral, from the production, crushing, milling, treatment, storage, marketing, hedging, sale or transfer of all or any portion of the Minerals and from the use, sale, assignment, conveyance or transfer of all or any portion of any other Collateral (collectively, the “Accounts”);

                    (i)      Machinery; Equipment; Personal Property. All goods, machinery, equipment, drilling rigs and equipment, facilities, parts, supplies, power lines, tools, vehicles, rolling stock, furnishings, apparatus, inventory, fixtures and other personal property of every kind and nature, howsoever defined and whether or not attached or affixed in any manner to any building, structure or Improvement on the Lands (collectively, the “Personal Property”);

                    (j)      All Associated Property. All other property (whether real, personal or mixed), right, title or interest of any kind, nature or character, howsoever defined or identified, related to or associated with the Summit Project, the Lands, the Minerals, the Improvements, the Water Rights, the Access Rights, the Data, the Permits, the Accounts, the Personal Property or other property described herein; and

                    (k)      Proceeds and Products. All proceeds and products of the Lands, Minerals, Improvements, Water Rights, Access Rights, Data, Permits, Personal Property, Accounts and other property rights and interests described herein.

          TO HAVE AND TO HOLD all of the Collateral, together with all and singular the rights, privileges, benefits, contracts, hereditaments and appurtenances now or hereafter at any time before the foreclosure or release hereof, in any way appertaining or belonging thereto, unto the Lender and to its substitutes or successors, forever, upon the terms and conditions herein set forth; and Grantor hereby binds and obligates itself and its successors and assigns, to warrant and to defend, all and singular, title to the Collateral unto the Lender, its substitutes or successors, forever, against the claims of any and all persons whomsoever claiming any part thereof.

          Section 1.2      Creation of Security Interest. In addition to the grant contained in Section 1.1, and for the same consideration and purpose, the Grantor hereby grants to the Lender, a first and prior continuing security interest in all Collateral constituting personal property, now owned or hereafter acquired by the Grantor, and in all Proceeds thereof (as defined below). The Grantor, without limiting the foregoing provisions of this Section 1.2, stipulates that the grant made by this Section 1.2 includes a grant of a security interest in all Minerals extracted or produced from or otherwise attributable to or severed from the Lands and in the Proceeds resulting from sale of such Minerals, such security interest to attach to such Minerals as-extracted, at the minehead of any mine located thereon, and to the Accounts resulting from such sales. “Proceeds” shall have the meaning given to such term in Article 9 of the UCC, and includes whatever is received or receivable upon the sale, exchange, collection or other disposition of the Collateral and insurance payable or damages or other payments by reason of loss or damage to the Collateral, and all additions thereto, substitutions and replacements thereof or accessions thereto.

          Section 1.3      Pledge and Assignment. The Grantor hereby grants and makes a common law pledge and assignment to the Lender of all Refinery Accounts (defined below) and all credit balances therein from time to time. “Refinery Accounts” means any account or allocation, and the credit balances in dollars or Minerals therein, of or for the benefit of the Grantor at or with any refinery or processing facility to which Minerals severed from or attributable to the Lands are delivered or held, expressly including all accounts of the Grantor presently in effect, or hereafter constituted, at [*].

          Section 1.4      Obligations Secured. This instrument is executed and delivered by the Grantor to secure and enforce the irrevocable, full, punctual and complete payment and performance when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of:

                 (a) All amounts due or to become due under the Loan Agreement, including the payment of all indebtedness, liabilities and amounts due or to become due under the Loan Agreement, in the original principal amount of up to Fifty Million Dollars ($50,000,000) and under any other Loan Document, together with any amendment, modification, renewal, restatement, replacement or extension thereof, and all advances shall be governed by New Mexico Statutes §48-7-9. Notwithstanding the amount outstanding at any particular time, this Mortgage secures all amounts due under the Loan Agreement plus all costs, fees, expenses and charges provided therein, which is made a part hereof by reference. All advances under the Loan Agreement are obligatory and are secured by this Mortgage. All such obligatory advances, including future advances, and interest, fees, costs and charges thereon will have the same priority as the funds initially advanced under the Loan Agreement;

                    (b)      Any and all other or additional indebtedness, liabilities or sums for which Grantor is now or may become liable to any Lender in any manner, whether under this instrument, the Guarantee, the Loan Agreement, any Loan Document or any other or future instrument or document, either primarily or secondarily, absolutely or contingently, directly or indirectly, jointly, severally, or jointly and severally, and whether matured or unmatured, and whether or not created after payment in full of the Obligations if this instrument shall not have been released of record by Lender;

                    (c)      All sums advanced and costs and expenses incurred by the Lender (directly or indirectly), including all legal, accounting, engineering, management, consulting or like fees and expenses made or incurred in connection with the Loan Documents or the Obligations or any part thereof, any amendment, modification, renewal, restatement, replacement or extension thereof, the acquisition or perfection of any security therefor or otherwise in connection with the administration, preservation, perfection, enforcement and realization of the rights of the Lender hereunder or under any of the other obligations secured hereby, including reasonable attorneys fees, courts costs and other litigation and foreclosure expenses;

                    (d)      All renewals, extensions, amendments, modifications, restatements and changes of, or substitutions or replacements for, all or any part of the items described above; and

                    (e)      Each and every covenant and agreement of Grantor contained in any Loan Document.

The indebtedness, liabilities and obligations secured hereby, as described in the foregoing clauses (a) – (e) are sometimes referred to herein as the “Obligations”.

          Section 1.5      Proceeds. The security interest of the Lender hereunder in the Proceeds shall not be construed to mean that the Lender consents to the sale or other disposition of any part of the Collateral other than Minerals extracted from or attributable to the Lands and sold in the ordinary course of business.

          Section 1.6      Reserved.

          Section 1.7      Future Advances. Grantor, and each party at any time claiming an interest in or lien or encumbrances against the Collateral, agrees that all advances made by the Lender from time to time under any Loan Document, and all other portions of the Obligations herein referred to, shall be secured by this Mortgage with priority as if all of the same had been advanced, had arisen or became owing or performable on the date of this Mortgage. No reduction of the outstanding principal balance under the Loan Agreement shall extinguish, release or subordinate any rights, titles, interests, liens, security interests, powers or privileges intended, created or arising hereunder or under any other Loan Document, and this Mortgage shall remain in full force and effect as to any subsequent advances or subsequently arising portions of the indebtedness without loss of priority until all Obligations are fully paid, performed and satisfied, all agreements and obligations, if any, of Lender for future advances have been terminated, and this Mortgage has been released of record by Lender. THIS MORTGAGE IS TO BE GOVERNED BY THE PROVISIONS OF THE FUTURE ADVANCES STATUTES IN THE STATE OF NEW MEXICO STATUTES §48-7-9, INCLUSIVE. THIS MORTGAGE SECURES FUTURE ADVANCES AND THE MAXIMUM AMOUNT OF PRINCIPAL TO BE SECURED IS FIFTY MILLION DOLLARS ($50,000,000).

          Section 1.8      Continuing Status of Lien, Security Interest and Pledge. So long as the commitment to advance funds under the Loan Agreement remains in effect, whether or not subject to the satisfaction of any conditions precedent, the lien on the Collateral constituting real property and the security interest in and pledge relating to the Collateral constituting personal property created hereby shall remain in effect with the priority date established by the recording or filing hereof, notwithstanding the fact that from time to time the outstanding balance of the loans outstanding under the Loan Agreement may be zero.

ARTICLE 2 – ASSIGNMENT OF PRODUCTION PROCEEDS, RENTS AND LEASEHOLD INTERESTS

          Section 2.1      Assignment of Production Proceeds. As further security for the payment and performance of the Obligations, the Grantor hereby absolutely and unconditionally assigns and transfers to the Lender, effective upon and during the continuance of an Event of Default, all Minerals (and the Proceeds therefrom) which are produced, extracted or severed from or attributable to the Lands and, effective automatically upon and during the continuance of an Event of Default, the Grantor hereby transfers, assigns, warrants and conveys to the Lender all Minerals (and the Proceeds therefrom) which are produced, extracted or severed from or attributable to the Lands. Upon the occurrence and during the continuance of an Event of Default, all persons producing, purchasing or receiving such Minerals or the Proceeds therefrom are authorized and directed to treat the Lender as the person entitled in the Grantor’s place and stead to receive the same; and further, those persons will be fully protected in so treating the Lender and will be under no obligation to see to the application by Lender of any Proceeds received by it. The Grantor agrees that, if, after the occurrence and during the continuance of an Event of Default, any Proceeds from such Minerals are paid to the Grantor, such proceeds shall constitute trust funds in the hands of the Grantor, shall be segregated from all other funds of the Grantor and separately held by the Grantor, and shall be forthwith paid over by the Grantor to the Lender. Upon the occurrence and during the continuance of an Event of Default, the Grantor shall, if and when requested by the Lender, execute and file with any production purchaser a transfer order or other instrument declaring the Lender to be entitled to the Proceeds of severed Minerals and instructing such purchaser to pay such Proceeds to the Lender. After the occurrence and during the continuance of an Event of Default, should any purchaser fail to make payment promptly to the Lender of the proceeds derived from the sale thereof, the Lender shall have the right, subject only to any contractual rights of such purchaser or any operator, to designate another purchaser to purchase and take such Products, without liability of any kind on the Lender in making such selection so long as ordinary care is used in respect thereof.

          Section 2.2      Assignment of Rents and Leasehold Interests. As further security for the payment and performance of the Obligations, the Grantor hereby absolutely and unconditionally assigns and transfers to the Lender, all the leases, income, rent, issues, deposits, profits and proceeds of the Lands and the Improvements to which the Grantor may be entitled, whether now due or to become due, and hereby gives to and confers upon the Lender the right, power and authority to collect such income, rents, issues, deposits, profits and proceeds of the Lands and the Improvements to which the Grantor may be entitled, whether now due, past due or to become due. This assignment constitutes an irrevocable direction and authorization of all tenants, account payors and other Persons, under any lease, contract, agreement or other Instrument to pay all income, rent, issues, deposits, profits and proceeds into an account specified by the Lender upon demand and without further consent or other action by the Grantor. This assignment of rents and leasehold interests shall be governed by Chapter 56, Article 15 of the New Mexico Statutes.

          Section 2.3      Power-of-Attorney; Collection. The Grantor hereby irrevocably appoints the Lender its true and lawful attorney, at the option of the Lender upon the occurrence and during the continuance of an Event of Default, to demand, receive and enforce payment, to give receipts, releases, and satisfactions, and to sue, either in the name of the Grantor or in the name of the Lender, for all such income, rents, issues, deposits, profits and proceeds and apply the same to the Obligations secured hereby. It is understood and agreed that neither the foregoing assignments in Sections 2.1 and 2.2 nor the exercise by the Lender of any of its rights or remedies under this Article 2 or otherwise hereunder shall be deemed to make the Lender a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Collateral or the use, occupancy, enjoyment, or operation of all or any portion thereof. Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and be continuing, the Grantor shall have a license to collect all Proceeds from the Collateral as trustee for the benefit of the Lender and shall apply such Proceeds in the following order of priority: (a) first, to the payment of the Obligations then due and payable, and (b) second, to such other obligations or matters as Grantor may reasonably determine. Upon the occurrence and during the continuance of an Event of Default, such license shall be deemed automatically revoked and any income, rents, issues, deposits, profits and proceeds received thereafter by the Grantor shall be delivered in kind to the Lender. The Grantor hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to enforce in the Grantor’s name or in the Lender’s name or otherwise all rights of the Grantor and to do any and all things necessary and proper to carry out and implement the purposes hereof, which Lender may exercise at any time after the occurrence and during the continuance of an Event of Default.

          Section 2.4      Grantor’s Payment Duties. Nothing contained herein will limit the Grantor’s duty to make payment on the Obligations when the Proceeds received pursuant to this Article 2 are insufficient to pay the costs, interest, principal and any other portion of the Obligations then owing, and the receipt of Proceeds pursuant hereto will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

          Section 2.5      Liability of Lender. The Lender has no obligation to enforce collection of any of the Proceeds or other amounts described in this Article 2, and the Lender is hereby released from all liability and responsibility in connection therewith, except the responsibility to account to Grantor for Proceeds and other amounts actually received.

          Section 2.6      Indemnification. The Grantor agrees to indemnify and save and hold harmless the Lender, their respective successors and affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (collectively, the “Indemnified Parties”) from and against all claims, actions, liabilities, losses, judgments, reasonable attorneys’ fees, costs and expenses and other charges of any description whatsoever (all of which are hereafter referred to in this Section 2.6 as “Claims”) made against or sustained or incurred by any such Indemnified Party as a consequence of the assertion, either before or after the payment in full of the Obligations, that the Lender received Minerals, Proceeds or rents, profits, income or proceeds of Collateral pursuant to this instrument, except to the extent any Claims arise out of any Indemnified Party’s gross negligence or willful misconduct. The Indemnified Parties have the right to employ attorneys and to defend against any Claims and unless furnished with satisfactory indemnity, after notice to the Grantor, the Indemnified Parties will have the right to pay or compromise and adjust all Claims in its sole reasonable discretion. The Grantor shall indemnify and pay to the Indemnified Parties all amounts paid by any Indemnified Party in compromise or adjustment of any of the Claims or amounts adjudged against any Indemnified Party in respect of any of the Claims. The liabilities of Grantor as set forth in this Section 2.6 will constitute Obligations and will survive the termination of this instrument.

ARTICLE 3 – GRANTOR’S REPRESENTATIONS AND WARRANTIES

          The Grantor hereby represents and warrants as follows (except as set forth in, and subject to the disclosures in, the Loan Agreement and the Schedules thereto):

          Section 3.1      Due Organization, Good Standing and Authority. The Grantor is duly organized, validly existing and in good standing under the laws of New Mexico and is qualified to do business in New Mexico and every other jurisdiction where necessary in light of its business and properties. The Grantor has full power, authority and legal right (i) to own or lease its assets and properties (including the Lands) and to conduct its business as now being conducted, and (ii) to enter into its obligations under this Mortgage and each other agreement, document and instrument executed or to be executed by it pursuant hereto or in connection herewith and to perform the terms hereof and thereof applicable to it.

          Section 3.2      Authorization and No Conflict. The execution and delivery by the Grantor of this Mortgage, and the performance of all transactions contemplated hereby and the fulfillment of and compliance with the terms of this Mortgage, have been duly authorized by all necessary action, corporate, partnership or otherwise, and do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) give any third party any right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to (A) the operating agreement or other constating documents of the Grantor, (B) any law, statute or rule, or (C) any agreement, instrument, order, judgment or decree to which the Grantor is subject or by which any of its properties are bound.

          Section 3.3      No Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other person or entity is required for the due execution, delivery and performance by the Grantor under this Mortgage.

          Section 3.4      Validity. This Mortgage is, and when delivered hereunder will be, the legal, valid and binding obligation of the Grantor enforceable against the Grantor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or law).

          Section 3.5      Name and Location of Office. The Grantor has not used any corporate name or done business under any name other than its own, and the Grantor further covenants and agrees that it will not do so, nor will it change its state of organization outside of the State of New Mexico or relocate its chief executive office outside of the State of New Mexico without at least thirty days’ prior notice to the Lender.

          Section 3.6      Litigation. There is no action, suit or proceeding at law or in equity, by or before any governmental or regulatory authority, court, arbitral tribunal or other body now pending (or, to the knowledge of the Grantor, threatened) against or affecting the Grantor, the Lands or any of the other Collateral which may materially adversely impact the Grantor or its business or the Lands or otherwise affect the legality, validity or enforceability of this Mortgage.

          Section 3.7      Title.

                    (i)      Exhibit A attached hereto and incorporated herein accurately and completely sets forth and describes all real property owned, held or controlled by the Grantor, including all fee interests, patented mining claims, unpatented mining claims, unpatented millsite claims, leasehold interests, option rights and other real property interests, and such Exhibit A is in a form that, when appended to this instrument, is adequate and sufficient for acceptance by Grant County, New Mexico for the recording of real property instruments.

                    (ii)      The Grantor has good and marketable title to an undivided one hundred percent (100%) of all fee lands, patented mining claims, and unpatented mining claims and millsite claims set forth on Exhibit A to this Mortgage, which title is, subject to Permitted Liens, superior and paramount to any adverse claim or right of title which may be asserted, subject only to the paramount title of the United States as to any unpatented mining claims and millsite claims and the rights of third parties to the lands within such unpatented mining claims pursuant to the Multiple Mineral Development Act of 1954 and the Surface Resources and Multiple Use Act of 1955. With respect to any lease or option to purchase identified on Exhibit A, each such lease creates a valid and subsisting leasehold estate in the lands described in such lease and each option creates a valid right to purchase the lands described in such option, each such lease and option is in full force and effect, no event has occurred that, with the giving of notice or the passage of time, would constitute a default under such lease or option and all rent, royalties or other payments due under such lease or option have been timely paid;

                    (iii)      With respect to the unpatented mining claims and unpatented millsite claims listed on the attached Exhibit A: (A) the Grantor is in exclusive possession thereof, free and clear of all Liens, claims, encumbrances or other burdens on production, other than Permitted Liens; (B) all such claims were located, staked, filed and recorded on available public domain land in compliance with all applicable state and federal laws and regulations; (C) assessment work, intended in good faith to satisfy the requirements of state and federal laws and regulations and generally regarded in the mining industry as sufficient, for all assessment years up to and including the assessment year ending September 1, 1992, was timely and properly performed on or for the benefit of the claims, and affidavits evidencing such work were timely recorded; (D) claim rental and maintenance fees required to be paid under federal law in lieu of the performance of assessment work, in order to maintain the claims commencing with the assessment year ending on September 1, 1993 and through the assessment year ending on September 1, 2011, have been timely and properly paid, and affidavits or other notices evidencing such payments and required under federal or state laws or regulation have been timely and properly filed and recorded; (E) all filings with the BLM with respect to such claims which are required under FLPMA have been timely and properly made; and (F) there are no actions or administrative or other proceedings pending or to the best of the Grantor’s knowledge threatened against or affecting any of the claims. Nothing herein shall be deemed a representation that any unpatented mining claim contains a discovery of valuable minerals or that any unpatented millsite claim is located on non-mineral land. In addition, with respect to each of the unpatented mining claims listed on Exhibit A, the Grantor represents that, to its knowledge, such unpatented mining claims have been relocated or remonumented as necessary, and that evidence of such relocation or remonumentation has been timely and properly recorded, all in compliance with the provisions of NMSA Chapter 69;

                    (iv)      As to the patented mining claims listed on Exhibit A, and except as otherwise indicated on Exhibit A: (A) the Grantor owns an undivided one hundred percent (100%) interest in those claims free and clear of all liens, claims, encumbrances, royalties or other burdens on production, except for Permitted Liens; (B) the Grantor is in exclusive possession of those claims; and (C) there are no actions or administrative or other proceedings pending or to the Grantor’s knowledge threatened against those claims;

                    (v)      The Grantor has good and marketable title to the Improvements and the Personal Property. The Lands, the Improvements located thereon and the Personal Property constitute all of the properties and assets, tangible or intangible, real or personal, which are used in the conduct of the business of the Grantor, as such business is presently being conducted and as pertains to the Lands. No other material properties or assets, whether or not owned by the Grantor, are required for the operation of such business or the Lands as presently being operated or developed. All such properties and assets are owned free and clear of all clouds to title and of all Liens, except Permitted Liens or Liens permitted under the provisions of this Mortgage. All Improvements and Personal Property owned or held by the Grantor are in a state of repair adequate for normal operations and are in all material respects in good working order and condition for the conduct of the business of the Grantor as such business is presently being conducted.

          Section 3.8      Leases and Royalties. Except as otherwise set forth on Exhibit A, the Lands are not subject to any leases or other agreements burdening or otherwise associated with such Lands, and, there are no Royalties (as defined below) burdening or otherwise associated with such Lands. For purposes hereof, “Royalties” shall mean any amount payable as a share of the product or profit from the Lands or any Minerals produced therefrom and includes without limitation, production payments, net profits interests, net smelter return royalties, landowner’s royalties, minimum royalties, overriding royalties and royalty bonuses.

          Section 3.9      Transportation, Utilities and Water Supply. All utility services, means of transportation, ingress and egress roadways, easements, servitudes, rights of passage, facilities, water rights and other materials necessary for the operation of and access to the Lands (including, without limitation, gas, electrical, water supply and sewage services and facilities) are available on commercially reasonable terms in compliance with all applicable legal requirements, and the Grantor is not aware of any information that would lead it to believe that any of the foregoing will not be available in the future.

          Section 3.10      Payment of Taxes. The Grantor has filed or caused to be filed all federal, state and local tax returns which to the knowledge of the Grantor are required to be filed and has paid or caused to be paid all taxes as shown on such returns or any assessment received by the Grantor to the extent that such taxes or assessments have become due, except such as may be diligently contested in good faith and by appropriate proceedings or as to which a bona fide dispute may exist and for which adequate reserves are being maintained.

          Section 3.11      Compliance with Laws. With respect to the Lands and operations thereon, the Grantor has complied in all material respects with all applicable local, state and federal laws, including Environmental Laws (as defined in the Loan Agreement), and regulations relating to the operation of the Lands, and the Grantor is not aware of any investigation (other than a routine inspection) of the Grantor or the Lands by any local, state or federal agency with respect to enforcement of such laws and regulations. The existing and planned use of the Summit Project complies or will comply with all applicable legal requirements, including but not limited to applicable regulations and restrictive covenants affecting the Lands, as well as all environmental, ecological, landmark and other applicable laws and regulations; and all requirements for such use have been satisfied to the extent necessary for the current operations involving the Lands. No release, emission or discharge into the environment of hazardous substances, as defined under any Environmental Law, has occurred or is presently occurring or will occur in operating the Summit Project in its intended form in excess of federally or state permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing laws or under any other federal, state or local laws, regulations or governmental approvals in connection with the construction, operation, ore treatment, heap leaching, fuel supply, power generation and transmission or waste disposal, or any other operations or processes relating to the Summit Project, other than as allowed by or in compliance with applicable federal, state and local laws. The Lands and the Grantor’s use and proposed use thereof are not and will not be in violation of any environmental, occupational safety and health or other applicable law now in effect, the effect of which violation, in any case or in the aggregate, would materially adversely affect the Lands or the Grantor’s use thereof, or which, in any case or in the aggregate, would impose a material liability on the Lender or jeopardize the interest of the Lender in the Collateral. The Grantor has no knowledge of any past or existing violations of any such laws, ordinances or regulations issued by any governmental authority.

          Section 3.12      Permits Affecting Properties. The Grantor has obtained all licenses, operating bonds, permits, authorizations and approvals from all governments, governmental commissions, boards and other agencies required in respect of its present use of and operations on the Lands.

ARTICLE 4 – COVENANTS

          Section 4.1      Affirmative Covenants. The Grantor covenants and agrees that so long as any of the Obligations secured hereby remain unpaid or outstanding (except as specifically set forth in the Loan Agreement):

                    (a)      Due Payment. The Grantor will promptly pay when due, or within any applicable grace periods with respect thereto, any and all amounts for which it is obligated under the terms of the Loan Agreement, this Mortgage and each other Loan Document and will comply with all of the terms and provisions thereof and hereof;

                    (b)      Perfection; Maintenance of Liens. The Grantor shall promptly, at the Grantor’s own expense and insofar as not contrary to applicable law, execute such documents and provide such authorizations as Lender may request so that Lender may file and refile in such offices, at such times and as often as may be necessary, any instrument as may be necessary to create, perfect, maintain and preserve the lien and security interest intended to be created hereby and the rights and remedies hereunder; shall promptly furnish to the Lender evidence satisfactory to the Lender of all such filings and refilings; and otherwise shall do all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the liens and security interests intended to be created hereby as a valid lien of first priority on real property and fixtures and a perfected security interest in personal property and fixtures, subject to Permitted Liens. The Grantor hereby authorizes the Lender and the Lender to file this Mortgage and one or more financing or continuation statements, and amendments thereto, relative to any or all of the Collateral;

                    (c)      Maintenance of Lands. The Grantor will (i) cause each of the Water Rights and Access Rights owned, held or hereafter acquired by or for the Grantor and necessary or appropriate to the operation of a mine or mines upon the Lands to be kept in full force and effect by the payment of whatever sums may become payable and by the fulfillment of whatever other obligations, and the performance of whatever other acts may be required to the end that forfeiture or termination of each such interest shall be prevented unless the termination, forfeiture or other relinquishment of the interest is authorized by any operating plan or plan of operations then in effect thereunder, (ii) conduct all drilling, mining, exploratory work and related operations and activities in accordance with applicable federal, state and local laws and good and minerlike practice, (iii) maintain the Grantor as the sole owner of, and retain exclusive possession of, all mining and millsite claims, free and clear of all Liens, subject only to the paramount title of the United States, Permitted Liens and, in the case of a leased mining or millsite claim, the lessor of such leases, (iv) timely pay all required federal claim maintenance fees, and timely record and file in the appropriate county and federal offices adequate affidavits and notices of timely payment of such fees, and amend, relocate, and locate new mining claims with respect to those unpatented mining claims as reasonably necessary to protect the Grantor’s and the Lender’s interest in the Collateral, (v) timely make all payments and perform all obligations to prevent the forfeiture or termination of any portion of the Lands, (vi) permit the Lender, through their employees, representatives and agents, to enter upon the Lands at any time, subject to appropriate safety procedures, for the purpose of investigating and inspecting the condition and operation of the Collateral, and do all other things necessary or proper to enable the Lender to exercise this right upon reasonable notice at such times as the Lender may reasonably request, and (vii) do all other things necessary to preserve and maintain the right, title and interest of the Lender in the Collateral. The Grantor shall not abandon all or any portion of the Lands that is producing or capable of commercial production or forfeit, surrender or release any lease, sublease, operating agreement or other agreement or instrument comprising or affecting the Collateral;

                    (d)      Maintenance of Unpatented Claims. To the extent not otherwise addressed herein, the Grantor covenants and agrees to timely pay all claim maintenance fees, to timely make all filings and recordings, including affidavits of payment, and to otherwise timely take all other necessary actions and pay such amounts relating to the preservation, maintenance, continuance and validity of unpatented mining claims and unpatented millsite claims as may be required by any federal, state or local governmental authority, including payment of claim maintenance fees to the U.S. Bureau of Land Management on or before July 15th of each year. The Grantor further covenants and agrees to provide the Lender, on or before August 1 of each year, written notice and evidence of the payment of such claim maintenance fees for such unpatented claims. In the event that the Lender has not received the notice and evidence described in the preceding sentence by August 1, the Lender may, on behalf of the Grantor, make and pay any claim maintenance fees, in which event the Grantor shall promptly reimburse the Lender for any such fees, with interest at the rate set forth in the Loan Agreement, in addition to any costs and expenses incurred in making such payments, and all such amounts shall be Obligations hereunder;

                    (e)      Maintenance of Collateral. The Grantor will keep all Improvements, Personal Property, inventory and fixtures of every kind now or hereafter included in the Collateral in good working order and condition (ordinary wear and tear excepted), and all repairs, renewals, replacements, additions, substitutions and improvements needful to such end shall be promptly made. The Grantor will comply fully with all of the terms and conditions of all leases, agreements and other instruments of title and all Access Rights and privileges necessary for the proper operation of such leases and instruments, and otherwise do all things necessary to keep Grantor’s rights and Lender’s interest in the Collateral unimpaired;

                    (f)      Compliance with Laws and Permits. The Grantor will (i) comply with all lawful rulings and regulations of each regulatory authority having jurisdiction over the Grantor or the Lands; (ii) conduct any and all operations and activities on the Lands in compliance with applicable federal, state and local laws, rules and regulations and with all Permits; (iii) reclaim the Lands in accordance with applicable federal, state and local laws, rules and regulations and all Permits; and (iv) obtain and maintain in full force and effect all Permits necessary or appropriate for the use or operation of the Collateral or activities on the Lands, in each case as currently conducted;

                    (g)      Payment of Obligations. The Grantor will pay when due all liabilities and obligations of any nature, including all liabilities and obligations for labor, material, equipment and contracted services, incurred in or arising from the administration, operation or use of the Lands and the other Collateral;

                    (h)      Protection of Collateral. The Grantor will protect every part of the Collateral from removal, destruction and damage, and will protect same from the doing or suffering to be done of any act, other than the use of the Collateral as hereby contemplated, whereby the value of the Collateral may be lessened;

                    (i)      Insurance. The Grantor will carry (i) workmen’s compensation insurance covering persons who are employed by or for the benefit of the Summit Project in compliance with applicable laws, and (ii) other insurance as required by the Loan Documents;

                    (j)      Further Assurances. The Grantor shall execute, acknowledge and deliver to the Lender all and any such other and further instruments, documents and certificates and do and perform such other acts as in the opinion of the Lender may be necessary or desirable to implement, effect and maintain the intent of this Mortgage, upon the reasonable request of the Lender, and at the Grantor’s expense;

                    (k)      Defend Title. The Grantor warrants and shall forever defend the Collateral against every person whomsoever lawfully claiming the same or any part thereof, and the Grantor shall maintain and preserve the lien and security interest herein created until this instrument has been terminated and released as provided herein. If the title or the right of the Grantor or the Lender to the Lands or any other Collateral or any part thereof shall be challenged or attacked, either directly or indirectly, or if any legal proceedings are commenced against the Grantor or all or any portion of the Lands, the Grantor shall promptly give written notice thereof to the Lender and, at the Grantor’s own expense, shall proceed diligently to defend against any such attack or proceedings, and the Lender may take such independent action in connection therewith as either of them may, in its reasonable discretion, deem advisable to protect its interest in the Collateral, and all costs, expenses and reasonable attorneys’ fees incurred by the Lender in connection therewith shall be a demand obligation owing by the Grantor, and shall bear interest at the rate specified in the Loan Agreement from the date such expenses are incurred until paid, and shall be part of the Obligations;

                    (l)      Change in General Mining Law. In the event of the repeal or modification of the current General Mining Law of 1872 during the term of this Mortgage, such that the interest of the Grantor in those lands which are material to the exploration, development or operation of the Lands is affected, modified or transformed, the Grantor will use its best efforts to retain its interest in those lands and will consult with the Lender to determine how best to preserve the interest of the Grantor and the interest of the Lender in the affected Collateral, and the Grantor shall take no action, which in the reasonable opinion of the Lender or their counsel could adversely affect or impair their interest in the Collateral or under this Mortgage;

                    (m)      Information. The Grantor shall promptly furnish to the Lender such information concerning the Grantor, the Grantor’s business affairs and financial condition, the Collateral and the operations and financial condition of the Grantor, as the Lender may reasonably request; and

                    (n)      Access. The Grantor shall keep proper books, records and accounts in which complete and correct entries shall be made of the Grantor’s transactions in accordance with generally accepted accounting principles, and shall keep the records concerning the accounts and contract rights included in the Collateral at the Grantor’s place of business, and the Lender shall have the right to inspect such records, and the Grantor shall furnish copies upon reasonable request and upon reasonable notice in accordance with the Loan Agreement.

          Section 4.2      Negative Covenants. The Grantor covenants and agrees that, so long as any of the Obligations secured hereby remains unpaid or outstanding, the Grantor shall not, either directly or indirectly:

                    (a)      No Disposition of Assets. Except as permitted under the Loan Agreement, sell, transfer, assign, convey or otherwise dispose of all or any part of the Collateral;

                    (b)      No Debt. Except as permitted under the Loan Agreement, incur, create, issue, assume or permit any borrowing or indebtedness to exist or incur, create or enter into any guaranty of any obligation of any other person or entity;

                    (c)      No Liens. Except as permitted under the Loan Agreement, incur, create, grant, assume, allow or suffer to exist any Lien on all or any part of the Lands or any other Collateral, except Permitted Liens; or

                    (d)      Changes in Business. Except as permitted under the Loan Agreement, liquidate or dissolve, or enter into any consolidation, merger, amalgamation, or sale or enter into any partnership, joint venture or other combination, where such transaction involves a contribution by the Grantor of all or a significant portion of the Collateral, or sell, lease or dispose of its business or the assets of the Grantor.

ARTICLE 5 – DEFAULT

          The occurrence of any one or more of the following events in Section 5.1(a) through Section 5.1(f) shall constitute an “Event of Default”:

          Section 5.1      Events of Default. The term “Event of Default” shall have the meaning given thereto in the Loan Agreement and each other Loan Document, but shall also include the occurrence or the existence of any of the following conditions:

                    (a)      The failure by the Grantor to keep, punctually perform, or observe any of the covenants, agreements, obligations or prohibitions contained herein, in the Loan Agreement, in any Loan Document, in any other written instrument evidencing any of the Obligations or in any other agreement with the Lender (whether now existing or entered into hereafter), and such failure remains unremedied for a period of five Business Days; or

                    (b)      This Mortgage or any other collateral security granted by the Grantor with respect to the Obligations shall fail to constitute a valid and enforceable, perfected first priority security interest in or lien on any Collateral for any reason, subject to any Permitted Liens, or Grantor shall so state in writing or Grantor or any other Person shall take or agree to take any action threatening the validity, perfection or priority of any such security interest; or

                    (c)      (i) The Grantor shall initiate or commence any case, proceeding or other action (A) under any existing or future bankruptcy or insolvency law, or otherwise seek to have it judged bankrupt or insolvent, or seek reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) any such case, proceeding or other action shall seek appointment of a receiver, trustee, custodian, administrator, conservator or other similar official for it or for all or any substantial part of its assets, or the Grantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Grantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Grantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Grantor shall take any action in furtherance of, or indicating its consent to, approval of, authorization of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Grantor generally shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                    (d)      Any governmental authority shall condemn, seize or appropriate all or any portion of the Collateral that is material to the financial condition, business or operations of the Grantor or the Summit Project; or

                    (e)      The voluntary or involuntary dissolution, merger, consolidation, winding up or reorganization of Grantor or the occurrence of any action preparatory thereto.

                    (f)      The assertion (except by the owner of an encumbrance expressly excepted from the Grantor’s warranty of title herein) of any claim of priority over this instrument, by title, lien or otherwise, unless the Grantor within 30 days after such assertion either causes the assertion to be withdrawn or provides the Lender with such further or additional security as the Lender may require to protect the Lender against all loss, damage, or expense, including attorneys’ fees, which the Lender may incur in the event such assertion is upheld.

          Section 5.2      Acceleration Upon Default. Upon the occurrence of any Event of Default, or at any time thereafter during the continuance of an Event of Default, the Lender may, at its option, by notice to the Grantor, declare all Obligations to be due and payable forthwith without any further notice, presentment or demand of any kind, all of which are hereby expressly waived.

          Section 5.3      Possession and Operation of Property. Upon the occurrence of any Event of Default, or at any time thereafter during the continuance of an Event of Default, and in addition to all other rights therein conferred on the Lender, the Lender or any person, firm or corporation designated by Lender, will have the right and power, but will not be obligated, to have an audit performed, at Grantor’s expense, of the books and records of Grantor, and to enter upon and take possession of all or any part of the Collateral, to exclude Grantor therefrom, and to hold, use, administer and manage the same to the extent that Grantor could do so. The Lender or any person, firm or corporation designated by the Lender, may manage the Collateral, or any portion thereof, without any liability to the Grantor in connection with such management except with respect to gross negligence or willful misconduct; and the Lender or any person, firm or corporation designated by the Lender will have the right to collect, receive and receipt for all Products produced and sold from the Royalty Interests, and to exercise every power, right and privilege of the Grantor with respect to the Collateral. Providing there has been no foreclosure sale, when and if the expenses of the management of the Collateral have been paid and the Obligations paid in full, the remaining Collateral shall be returned to the Grantor.

          Section 5.4      Ancillary Rights. Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, and in addition to all other rights of the Lender hereunder, the Lender may, without notice, demand or declaration of default, all of which are hereby expressly waived by the Grantor, proceed by a suit or suits in equity or at law (i) for the seizure and sale of the Collateral or any part thereof, (ii) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (iii) for the foreclosure or sale of the Collateral or any part thereof under the judgment or decree of any court of competent jurisdiction, (iv) without regard to the solvency or insolvency of any person, and without regard to the value of the Collateral, and without notice to Grantor (notice being hereby expressly waived), for the ex parte appointment of a receiver to serve without bond pending any foreclosure or sale hereunder, or (v) for the enforcement of any other appropriate legal or equitable remedy.

          Section 5.5      Availability of Rights and Remedies; Cumulative Rights and Remedies. Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, all of the rights and remedies provided to the Lender in this Mortgage and each other collateral security documents shall immediately become available to the Lender, and the Lender shall have all other rights and remedies available at law or in equity. All rights and remedies of the Lender set out in this Mortgage, each other collateral security document and as otherwise available are cumulative, and no right or remedy contained herein or therein is intended to be exclusive; each such right and remedy is in addition to every other right and remedy contained in this Mortgage, each other collateral security document or in any existing or future agreement or now or in the future existing at law, in equity, by statute or otherwise. Every right, power and remedy given by this Mortgage to the Lender or to which either of them may be otherwise entitled, may be exercised concurrently or independently, from time to time and as often as may be deemed expedient by the Lender, and either of them may pursue inconsistent remedies.

ARTICLE 6 – LENDER’S RIGHTS AS TO REALTY COLLATERAL UPON DEFAULT

Acceleration. Upon the occurrence of an Event of Default, or at any time thereafter, the Lender may declare all sums secured hereby immediately due and payable either by commencing an action to foreclose this Mortgage as a mortgage, or by the delivery to the Lender of a written declaration of default and demand for payment, or both.

          Section 6.1      Judicial Foreclosure. Upon the occurrence of an Event of Default, or at any time thereafter, in lieu of the exercise of the non-judicial power of sale hereafter given, the Lender may, subject to any mandatory requirement of applicable law, proceed by suit to foreclose its lien hereunder and to sell or have sold the Collateral or any part thereof at one or more sales, as an entirety or in parcels, at such place or places and otherwise, in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Lender may deem appropriate, and the Lender shall thereafter make or cause to be made a conveyance to the purchaser or purchasers thereof. The Lender may postpone the sale of the real property included in the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement. Sale of a part of the real property included in the Collateral will not exhaust the power of sale, and sales may be made from time to time until all such property is sold or the Obligations are paid in full. The redemption period after the foreclosure sale shall be one month in lieu of nine months, as provided in Section 39-5-NMSA 1978.

ARTICLE 7 – LENDER’S RIGHTS AS TO PERSONALTY AND FIXTURE COLLATERAL UPON DEFAULT

          Section 7.1      Personalty Collateral. Upon the occurrence of an Event of Default, or at any time thereafter during the continuance of an Event of Default, the Lender may, without notice to the Grantor, exercise its rights to declare all of the Obligations to be immediately due and payable, in which case the Lender will have all rights and remedies granted by law, and particularly by the UCC, including, but not limited to, the right to take possession of any and all Collateral constituting personal property (the “Personalty Collateral”), and for this purpose the Lender may enter upon any premises on which any or all of the Personalty Collateral is situated and take possession of and operate the Personalty Collateral or remove it therefrom. The Lender may require the Grantor to assemble the Personalty Collateral and make it available to the Lender at a place to be designated by Lender which is reasonably convenient to all parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Grantor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if the notice is mailed, postage prepaid, to the Grantor at the address designated above at least ten (10) days before the time of the sale or disposition.

          Section 7.2      Sale with Realty Collateral. In the event of foreclosure, at the Lender’s option it may proceed under the Uniform Commercial Code as to the Personalty Collateral or it may proceed as to both Personalty Collateral and Collateral constituting real property in accordance with its rights and remedies in respect of the Collateral constituting real property.

          Section 7.3      Private Sale. If the Lender in good faith believes that any state or federal law prohibits or restricts the customary manner of sale or distribution of any of the Personalty Collateral, or if the Lender determines that there is any other restraint or restriction limiting the timely sale or distribution of any such property in accordance with the customary manner of sale or distribution, the Lender may sell such property privately or in any other manner it deems advisable at such price or prices as it determines in its sole discretion and without any liability whatsoever to the Grantor in connection therewith. The Grantor recognizes and agrees that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by the Lender may result in a lower sales price than if the sale were otherwise held.

ARTICLE 8 – OTHER PROVISIONS CONCERNING FORECLOSURE

          Section 8.1      Possession and Delivery of Collateral. It shall not be necessary for the Lender to have physically present or constructively in its possession any of the Collateral at any foreclosure sale, and the Grantor shall deliver to the purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Collateral, then the title and right of possession to the Collateral shall pass to the purchaser at such sale as completely as if the same had been actually present and delivered.

          Section 8.2      Lender as Purchaser. The Lender will have the right to become the purchaser at any foreclosure sale, and it will have the right to credit upon the amount of the bid the amount payable to it out of the net proceeds of sale.

          Section 8.3      Recitals Conclusive; Warranty Deed; Ratification. Recitals contained in any conveyance to any purchaser at any sale made hereunder will conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the unpaid principal sum of, and the interest accrued on, the written instruments constituting part or all of the Obligations after the same have become due and payable, nonpayment of any other of the Obligations or advertisement and conduct of the sale in the manner provided herein. The Grantor ratifies and confirms all legal acts that Lender may do in carrying out the provisions of this instrument.

          Section 8.4      Effect of Sale. Subject to applicable rights of redemption under applicable law, any sale or sales of the Collateral or any part thereof will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Grantor in and to the premises and the property sold, and will be a perpetual bar, both at law and in equity, against the Grantor, Grantor’s successors or assigns and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through or under the Grantor, or Grantor’s successors or assigns. Subject to applicable rights of redemption under applicable law, the purchaser or purchasers at the foreclosure sale will receive immediate possession of the property purchased; and if the Grantor retains possession of the Collateral, or any part thereof, subsequent to sale, the Grantor will be considered a tenant at sufferance of the purchaser or purchasers, and if the Grantor remains in such possession after demand of the purchaser or purchasers to remove, the Grantor will be guilty of forcible detainer and will be subject to eviction and removal, forcible or otherwise, with or without process of law, and without any right to damages arising out of such removal.

          Section 8.5      Application of Proceeds. The proceeds of any sale of the Collateral or any part thereof will be applied as follows:

                    (a)      first, to the payment of all out of pocket expenses incurred by the Lender in connection therewith, including, without limiting the generality of the foregoing, reasonable court costs, legal fees and expenses, fees of accountants, engineers, consultants, agents or managers and expenses of any entry or taking of possession, holding, valuing, preparing for sale, advertising, selling and conveying;

                    (b)      second, to the payment of the Obligations; and

                    (c)      third, any surplus thereafter remaining to Grantor or Grantor’s successors or assigns, as their interests may be established to Lender’s reasonable satisfaction.

          Section 8.6      Deficiency. The Grantor will remain liable for any deficiency owing to the Lender after application of the net proceeds of any foreclosure sale.

          Section 8.7      Grantor’s Waiver of Appraisement, Marshaling, Etc. The Grantor agrees that the Grantor will not at any time insist upon or plead or in any manner whatsoever claim the benefit of any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument, the absolute sale of the Collateral or the possession thereof by any purchaser at any sale made pursuant to this instrument or pursuant to the decree of any court of competent jurisdiction. The Grantor, for the Grantor and all who may claim through or under the Grantor, hereby waives the benefit of all such laws and to the extent that the Grantor may lawfully do so under applicable state law, waives any and all right to have the Collateral marshaled upon any foreclosure of the lien hereof or sold in inverse order of alienation and, the Grantor agrees that the Grantor may sell the Collateral as an entirety.

ARTICLE 9 – MISCELLANEOUS

          Section 9.1      Recording and Filing. The Grantor shall pay all costs of filing, registering and recording this and every other instrument in addition or supplemental hereto and all financing statements the Lender may require, in such offices and places and at such times and as often as may be, in the judgment of the Lender, necessary to preserve, protect and renew the lien and security interest herein created as a first lien and prior security interest on and in the Collateral and otherwise do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States or of any other competent authority for the purpose of effectively creating, maintaining and preserving the lien and security interest created herein and on the Collateral and the priority thereof. The Grantor shall also pay the costs of obtaining reports from appropriate filing officers concerning financing statement filings in respect of any of the Collateral in which a security interest is granted herein.

          Section 9.2      Lender’s Right to Perform Grantor’s Obligations. The Grantor agrees that, if Grantor fails to perform any act which Grantor is required to perform under this instrument, the Lender or any receiver appointed hereunder may, but shall not be obligated to, perform or cause to be performed such act, and any expense incurred by the Lender in so doing shall be a demand obligation owing by the Grantor to the Lender, shall bear interest at an annual rate equal to the maximum interest rate provided in the Loan Agreement until paid and shall be a part of the Obligations, and the Lender or any receiver shall be subrogated to all of the rights of the party receiving the benefit of such performance. The undertaking of such performance by the Lender or any receiver as aforesaid shall not obligate such person to continue such performance or to engage in such performance or performance of any other act in the future, shall not relieve the Grantor from the observance or performance of any covenant, warranty or agreement contained in this instrument or constitute a waiver of default hereunder and shall not affect the right of the Lender to accelerate the payment of all indebtedness and other sums secured hereby or to resort to any other of its rights or remedies hereunder or under applicable law. In the event the Lender or any receiver appointed hereunder undertakes any such action, no such party shall have any liability to the Grantor in the absence of a showing of gross negligence or willful misconduct of such party, and in all events no party other than the acting party shall be liable to Grantor.

          Section 9.3      [Reserved].

          Section 9.4      Indebtedness of Obligations Absolute. Nothing herein contained shall be construed as limiting the Lender to the collection of any indebtedness of the Grantor to the Lender only out of the income, revenue, rents, issues and profits from the Collateral or as obligating the Lender to delay or withhold action upon any default which may be occasioned by failure of such income or revenue to be sufficient to retire the principal or interest when due on the indebtedness secured hereby. It is expressly understood between the Lender and the Grantor that any indebtedness of the Grantor to the Lender secured hereby shall constitute an absolute, unconditional obligation of the Grantor to pay as provided herein or therein in accordance with the terms of the instrument evidencing such indebtedness in the amount therein specified at the maturity date or at the respective maturity dates of the installments thereof, whether by acceleration or otherwise.

          Section 9.5      Defense of Claims. The Lender will promptly notify the Grantor and the Lender in writing of the commencement of any legal proceedings affecting Lender’s interest in the Collateral, or any part thereof, and shall take such action, employing attorneys acceptable to the Lender (acting reasonably), as may be necessary to preserve the Grantor’s, the Lender’s rights affected thereby; and should the Grantor fail or refuse to take any such action, the Lender may take the action on behalf of and in the name of the Grantor and at the Grantor’s expense. Moreover, the Lender may take independent action in connection therewith as they may in their discretion deem proper, and the Grantor hereby agrees to make reimbursement for all sums advanced and all expenses incurred in such actions plus interest at a rate equal to the maximum interest rate provided in the Loan Agreement.

          Section 9.6      Termination. If all the Obligations are irrevocably and finally paid in full, the covenants herein contained are well and truly performed, and the Loan Documents are all terminated and no longer in effect, and if the Grantor and the Lender intend at such time that this instrument not secure any obligation of the Grantor thereafter arising, then the Lender shall, upon the request of the Grantor and at the Grantor’s cost and expense, deliver to Grantor proper instruments executed by the Lender evidencing the release of this instrument. Until such delivery, this instrument shall remain and continue in full force and effect. All indemnifications provided by the Grantor for the benefit of the Lender shall survive any release or termination of this Mortgage and shall remain in full force and effect.

          Section 9.7      Renewals, Amendments and Other Security. Renewals, restatements, replacements and extensions of the Obligations may be given at any time, amendments may be made to the agreements with third parties relating to any part of the Obligations or the Collateral, and the Lender may take or hold other security for the Obligations without notice to or consent of the Grantor. The Lender may resort first to other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this instrument.

          Section 9.8      Limitations on Interest. No provision of the Loan Agreement, the other Loan Documents, or other instrument constituting or evidencing any of the Obligations or any other agreement between the parties shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate which Grantor may agree to pay under applicable laws. The intention of the parties being to conform strictly to applicable usury laws now in force, the interest on the principal amount of the Loan Agreement and the interest on other amounts due under and/or secured by this instrument shall be held to be subject to reduction to the amount allowed under said applicable usury laws as now or hereafter construed by the courts having jurisdiction, and any excess interest paid shall be credited to Grantor.

          Section 9.9      Effect of Instrument. This instrument shall be deemed and construed to be, and may be enforced as, an assignment, chattel mortgage or security agreement, common law pledge, contract, financing statement, real estate mortgage, and as any one or more of them if appropriate under applicable state law. This instrument shall be effective as a financing statement covering minerals, As-Extracted Collateral or the like and accounts subject to Article 9 of the Uniform Commercial Code as enacted in the appropriate jurisdiction and is to be filed for record in the Office of the County Clerk or other appropriate office of each county where any part of the Collateral is situated. A carbon, photographic, or other reproduction of this Mortgage or of any financing statement relating to this Mortgage shall be sufficient as a financing statement.

          Section 9.10      Unenforceable or Inapplicable Provisions. If any provision hereof or of any of the written instruments constituting part or all of the Obligations is invalid or unenforceable in any jurisdiction, whether with respect to all parties hereto or with respect to less than all of such parties, the other provisions hereof and of the written instruments will remain in full force and effect in that jurisdiction with respect to the parties as to which such provision is valid and enforceable, and the remaining provisions hereof will be liberally construed in favor of Lender in order to carry out the provisions hereof. The invalidity of any provision of this instrument in any jurisdiction will not affect the validity or enforceability of any provision in any other jurisdiction.

          Section 9.11      Rights Cumulative. Each and every right, power and remedy given to Lender herein or in any other written instrument relating to the Obligations will be cumulative and not exclusive; and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lender, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. A waiver by Lender of any right or remedy hereunder or under applicable law on any occasion will not be a bar to the exercise of any right or remedy on any subsequent occasion.

          Section 9.12      Non-Waiver. No act, delay, omission or course of dealing between Lender and Grantor will be a waiver of any of Lender’s rights or remedies hereunder or under applicable law. No waiver, change or modification in whole or in part of this instrument or any other written instrument will be effective unless in a writing signed by Lender.

          Section 9.13      Lender’s Expenses. The Grantor agrees to pay in full all expenses and reasonable attorneys’ fees of the Lender which may have been or may be incurred by the Lender in connection with the collection of the Obligations and the enforcement of any of Grantor’s obligations hereunder and under any documents executed in connection with the Obligations.

          Section 9.14      Indemnification. In addition to any other indemnifications or similar obligations contained in this instrument or elsewhere, the Grantor hereby indemnifies and saves and holds harmless the Lender, its respective successors and assigns, its Affiliates and their respective directors, partners, managers, principals, officers, employees, agents, consultants and representatives (each, an “Indemnified Party) from, and no such Indemnified Party shall be liable for, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, suits, costs, charges, claims, taxes, fees, expenses, payments or disbursements of any kind whatsoever, including attorneys’ fees and expenses (collectively “Losses”) which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred or suffered by or asserted against any Indemnified Party in any way relating to or arising out of this Mortgage or any other Loan Document or any instrument contemplated by or referred to herein or therein (including exercise by the Lender of any right, power or remedy conferred upon it by this instrument or any other instrument pertaining hereto, or from the attempt or failure of the Lender to exercise any such right, power or remedy), or the transactions contemplated hereby or thereby, or any act or omission of the Grantor, or the ownership, management, administration, operation, use or condition of the Lands, the other Collateral or the Summit Project or any other property, except with respect to Losses arising entirely out of the gross negligence or willful misconduct of such Indemnified Party. Notwithstanding any provision hereof to the contrary, the foregoing indemnity shall in all respects survive, continue and remain in full force and effect even though all Obligations, indebtedness and other sums secured hereby may be fully paid and the lien of this instrument released.

          Section 9.15      Partial Releases. In the event the Grantor sells for monetary consideration or otherwise any portion of the Collateral, in compliance with and as permitted by the Loan Agreement, the Lender shall release the lien of this instrument with respect to the portion sold, at the reasonable request of the Grantor, at the Grantor’s cost and expense. No release from the lien of this instrument of any part of the Collateral by Lender shall in anywise alter, vary or diminish the force, effect or lien of this instrument on the balance or remainder of the Collateral.

          Section 9.16      Subrogation. This instrument is made with full substitution and subrogation of Lender in and to all covenants and warranties by others heretofore given or made in respect of the Collateral or any part thereof.

          Section 9.17      Notice. All notices and deliveries of information hereunder shall be deemed to have been duly given if actually delivered or mailed by registered or certified mail, postage prepaid, addressed to the parties hereto at the addresses set forth above on page 1; if by mail, then as of the fifth day following such mailing. Each party may, by written notice so delivered to the others, change the address to which delivery shall thereafter be made.

          Section 9.18      Successors. This instrument shall bind and inure to the benefit of the respective successors and assigns of the parties.

          Section 9.19      Interpretation.

                    (a)      Article and section headings used in this instrument are intended for convenience only and shall be given no significance whatever in interpreting and construing the provisions of this instrument.

                    (b)      As used in this instrument, “Lender” includes its respective successors and assigns. Unless context otherwise requires, words in the singular number include the plural and in the plural number include the singular. Words of the masculine gender include the feminine and neuter gender and words of the neuter gender may refer to any gender.

          Section 9.20      Counterparts. This instrument may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that to facilitate recordation, in particular counterparts hereof, portions of Exhibit A hereto which describe properties situated in counties other than the county in which the counterpart is to be recorded have been omitted.

          Section 9.21      Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Mortgage and the advance of any amounts in connection with the Loan Agreement.

          Section 9.23      Rights Absolute. All rights of the Lender and the mortgage, pledge, assignment, charge and security interest hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of:

          (a)      any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

          (b)      any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Obligations;

            (c)      any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, surety or support agreement for all or any of the Obligations;

          (d)      any manner of application of collateral or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any principal, guarantor or surety;

          (e)      any change, restructuring or termination of the corporate or company structure or existence of the Borrower, the Grantor or any affiliate thereof; and

          (f)      any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor or any affiliate of the Grantor, any other Person liable for the Obligations or a third party guarantor or grantor of a security interest.

          Section 9.24      Joint and Several Liability. Debtor, Borrower and the other guarantors are engaged in related businesses and are integrated to such an extent that the financial strength and flexibility of each such party has a direct, tangible and immediate impact on the success of the other parties. Debtor will derive substantial and immediate direct and indirect benefit from the Loan Agreement, the Loan Documents, the Gold and Silver Supply Agreement and the transactions entered into in connection therewith. Debtor expressly waives any right to revoke, terminate or suspend this Agreement and acknowledges that it entered into such Agreement in contemplation of the benefits that it would receive by the Loan Agreement, the Gold and Silver Supply Agreement and the other Loan Documents.

          Section 9.25      Entire Agreement; Exhibits. The Exhibits to this Mortgage form an integral part of this Mortgage and are incorporated herein by reference and expressly made a part hereof. This Mortgage constitutes the entire agreement among the parties with respect to the subject matter hereof, superseding all prior statements, representations, discussions, agreements and understandings, oral or written, relating to such subject matter, including all term sheets and commitment letters.

          Section 9.26      Governing Law. This Mortgage shall be governed by the laws of the State of New Mexico.

          Section 9.27      Limitation Indemnification. To the extent, if at all, a court of competent jurisdiction determines that Section 56 7 1 NMSA 1978 applies to any indemnification provisions in this Mortgage, including certain types of insurance coverage as set forth in Section 56 7 1 NMSA 1978, such provisions shall not extend to liability, claims, damages, losses or expenses, including attorney fees, arising out of bodily injury to persons or damage to property caused by or resulting from, in whole or in part, the negligence, act or omission of the indemnitee or additional insured, as the case may be, its officers, employees or agents and shall further be modified, if required, by the provisions of Section 56 7 1(B) NMSA 1978 and Section 56 7 2 NMSA 1978.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Mortgage has been duly and validly executed and delivered by the Grantor as of the date first written above.

GRANTOR:

THE LORDSBURG MINING COMPANY,
a New Mexico corporation

By: W. Pierce Carson
Name:
Title: President

ATTEST: Michael P. [illegible]
Controller
(Name and Title)

STATE OF)
) ss.
COUNTY OF)

On December 21, 2011 personally appeared before me, a notary public, ____________, the ________________ of The Lordsburg Mining Company, a New Mexico corporation, who acknowledged that he executed the above instrument for and on behalf of The Lordsburg Mining Company.

Witness my hand and official seal.

My commission expires Sept 9 2013.

[signature]
Notary Public

[Seal]

[Signature and Notarization Page to The Lordsburg Mining Company Mortgage]

EXHIBIT A

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF PRODUCTION, RENTS AND LEASHOLD INTERESTS AND FINANCING STATEMENT

SUMMIT UNPATENTED CLAIMS

The following unpatented lode mining claims are in Township 16 South, Range 21 West, Sections 25, 26, 27, 35, and 36, Grant County, New Mexico.

BLM Serial No	Claim Name/Number
NMMC170439	NORMAN KING
NMMC182111	NEW NORMAN KING NO 1
NMMC170449	NG #41
NMMC170448	NG #46
NMMC170456	NG #47
NMMC170457	NG #51
NMMC170454	NG #52
NMMC170455	NG #53
NMMC170453	NG #58
NMMC170452	NG #62
NMMC170444	NG #63
NMMC170443	NG #67
NMMC170442	NG #78
NMMC170441	NG #83
NMMC170445	RUBY RED
NMMC170446	RUBY RED NO 1
NMMC170447	RUBY RED NO 2
NMMC170464	NEW SUMMIT NO 1
NMMC170463	NEW SUMMIT NO 2
NMMC170462	NEW SUMMIT NO 3
NMMC170461	NEW SUMMIT NO 4
NMMC170460	NEW SUMMIT NO 5
NMMC170459	NEW SUMMIT NO 6
NMMC170458	NEW SUMMIT NO 7
NMMC182112	NEW SUMMIT NO 8
NMMC170450	NEW SUMMIT NO 9
NMMC181990	SF#1
NMMC181991	SF#2
NMMC181992	SF#3
NMMC181993	SF#4
NMMC181994	SF#5
NMMC181995	SF#6
NMMC181996	SF#7
NMMC181997	SF#8
NMMC181998	SF#9
NMMC181999	SF#10
NMMC182000	SF#11
NMMC182001	SF#12
NMMC182002	SF#13

Exhibit A Page 1 of 8

Lordsburg Patented Claims, Virginia Mining District, Hidalgo Co., NM

			County Recording		Location			
Claim Name	Survey No.	Patent No.	Patent Book	Page	Township	Range	Section	Acres
Johannesburg	1871	904000	1	189	23S	19W	4	18.838
Nellie Gray	1870	884351	1	108	23S	19W	14	
March No. 1	1870	884351	1	108	23S	19W	14	58.735
March No. 2	1870	884351	1	108	23S	19W	14	
Congress	1870	884351	1	108	23S	19W	14	
August	1014	968385	1	248	23S	19W	13,14, 23, 24	19.059
Teddy	1591	567465	A	316	23S	19W	13,14, 23, 24	
Lone	1591	567465	A	316	23S	19W	13,14, 23, 24	
Sunrise	1591	567465	A	316	23S	19W	13,14, 23, 24	92.428
Cochise	1591	567465	A	316	23S	19W	13,14, 23, 24	
Shoofly	1591	567465	A	316	23S	19W	13,14, 23, 24	
Chance	1945	985750	1	287	23S	19W	13,14, 23, 24	19.900
August No. 2	1917	973416	1	270	23S	19W	13,14, 23, 24	3.047
Oro Alto No. 3	2074	1113729	2	280	23S	19W	13,14	19
Manilla	2075 (1913)	1113546	2	276	23S	19W	13,14,24	19
Bonney Extension	2075 (1913)	1113646	2	276	23S	19W	13,14,24	7
							Approx.	257.007

Note: "Acres" are approximate, from Hidalgo Co. tax roles where available and estimated from claim map for Oro Alto No. 3, Manilla, and Bonney Extension Claims.

Exhibit A Page 4 of 8

Parcel Two (Manilla Group consisting of 6 Patented Mining Claims).

Mulberry	2	276	2075	11135446	St.Cl.
Copper Dick	2	276	2075	11135446	St.Cl.
Happy Hooligan	2	276	2075	1113546	St.Cl.
Red Copper	2	276	2075	1113546	St.Cl.
Green Copper	2	276	2075	1113546	St.Cl.
Blue Copper	2	276	2075	1113546	St.Cl.

Located in Sections 13, 14,and 24, T-23S, R19W

Parcel Three (Misers Chest Group of 7 Patented Mining Claims).

Copper Regent	A	223	1462	434450	St.Cl.
S.W.W.	A	223	1462	434450	St.Cl.
Columbia	A	223	1462	434450	St.Cl.
Misers Chest	A	223	1462	434450	St.Cl.
Fort Savage	A	223	1462	434450	St.Cl.
Virginia	A	223	1462	434450	St.Cl.
Little Annie	A	223	1462	434450	St.Cl.

Located in Sections 23and 24, T-23S, R19W

Parcel Four (Eldorado Group consisting of 9 Patented Mining Claims).

Silverdale	2	280	2074	1113729	St.Cl.
Oro Alto	2	280	2074	1113729	St.Cl.
Independence	2	280	2074	1113729	St.Cl.
White Lime	2	280	2074	1113729	St.Cl.
Sunrise	2	280	2074	1113729	St.Cl.
Oro Alto No. 2	2	280	2074	1113729	St.Cl.
Oro Alto No. 3	2	280	2074	1113729	LMC
Oro Fine	2	280	2074	1113729	St.Cl.
Eldorado	2	280	2074	1113729	St.Cl.

Located in Sections 13and 14, T-23S, R19W

Exhibit A Page 5 of 8

Parcel Seven (85 Group of 50 Patented Mining Claims acquired from Phelps Dodge Corp)

Lookout	A	290	1599	N/A	St.Cl.
Johnson	A	356	1677	N/A	St.Cl.
Duchess	A	304	1609	N/A	St.Cl.
Rockford	A	276	1595	N/A	St.Cl.
Sacramento	A	294	1598	N/A	St.Cl.
Oakland	A	292	1597	N/A	St.Cl.
Monteray	A	306	1602	N/A	St.Cl.
Winchester	A	300	1604	N/A	St.Cl.
Princess	A	288	1607	N/A	St.Cl.
Royal	A	326	1608	N/A	St.Cl.
Monrovia	A	303	1600	N/A	St.Cl.
White Cloud	A	278	1613	N/A	St.Cl.
Beloit	A	312	1601	N/A	St.Cl.
Playmate	A	295	1596	N/A	St.Cl.
Café	A	308	1605	N/A	St.Cl.
Rockhart	A	301	1606	N/A	St.Cl.
Excelsior	A	327	1612	N/A	St.Cl.
Dundee	A	151	1284	N/A	St.Cl.
Schley	A	273	1618	N/A	St.Cl.
Hobson	A	275	1616	N/A	St.Cl.
Carrie	!	7	1766	N/A	St.Cl.
Eighty-five	A	257	1430	N/A	St.Cl.
Eighty-six	A	257	1430	N/A	St.Cl.
Ninety-nine	A	257	1430	N/A	St.Cl.
Emerald	A	257	1430	N/A	St.Cl.
Carlos	A	347	1690	N/A	St.Cl.
Nevada	A	190	1431	N/A	St.Cl.
Mohak	A	257	1430	N/A	St.Cl.
Superior	A	1	37	N/A	St.Cl.
Okley	A	348	1620	N/A	St.Cl.
Dewey	A	352	1617	N/A	St.Cl.
Battlership-Portion Surface	A	245	1592	N/A	St.Cl.
Venice	1	39	1610	N/A	St.Cl.
Pasadena	1	35	1611	N/A	St.Cl.
Remington	1	37	1603	N/A	St.Cl.
Bisbee	1	328	1934	N/A	St.Cl.
Drytown	1	326	1936	N/A	St.Cl.
Cobra Negra	A	213	1504	N/A	St.Cl.
Tom Cat	A	213	1504	N/A	St.Cl.
Black Copper	A	213	1504	N/A	St.Cl.

Exhibit A Page 6 of 8

Black Sam	A	213	1504	N/A	St.Cl.
Old Town	1	324	1937	N/A	St.Cl.
Jim Crow	1	82	1619	N/A	St.Cl.
Tioga	1	318	1935	N/A	St.Cl.
85 West Extension No. 1	1	319	1933	N/A	St.Cl.
85 West Extension No. 2	1	319	1933	N/A	St.Cl.
85 West Extension No. 3	1	319	1933	N/A	St.Cl.
85 West Extension No. 4	1	319	1933	N/A	St.Cl.
85 West Extension No. 5	1	319	1933	N/A	St.Cl.
85 West Extension No. 6	1	319	1933	N/A	St.Cl.

Located in Section 7, T-23-S, R-18-W and Sections 11, 12, 13, and 14, T-23-S, R-19-W

Parcel Eight (Anita Group of (5) five unpatented Mining Claims located or amended by St. Cl.)

Anita #2 Amended	37	29-30	N/A	163673	St.Cl.
Anita #4 Amended	37	28	N/A	163672	St.Cl.
Anita #6 Amended	37	27	N/A	163671	St.Cl.
Francis #2 Amended	37	25-26	N/A	163670	St.Cl.
Huburt Amended	37	38-39	N/A	163669	St.Cl.

Located in Section 11, T-23-S, R-19-W

Parcel Nine (Henry Clay Group of (14) fourteen patented Mining Claims Leased by St. Cl.)

Atwood	N/A	N/A	68	10537	DuVernet
Henry Clay	N/A	N/A	70	10536	DuVernet
Yellow Jacket	N/A	N/A	66	10535	DuVernet
Florence	N/A	N/A	1484	339583	DuVernet
Bessie	N/A	N/A	1483	331237	DuVernet
Southern	N/A	N/A	1768	959920	DuVernet
Road	N/A	N/A	1768	959920	DuVernet
Plumbo	N/A	N/A	1768	959920	DuVernet
New Year No. 1	N/A	N/A	1768	959920	DuVernet
New Year No. 2	N/A	N/A	1768	959920	DuVernet
Valedon No. 1	N/A	N/A	1768	959920	DuVernet
Valedon No. 2	N/A	N/A	1768	959920	DuVernet
General Jerry Boyle	N/A	N/A	935	24132	DuVernet
Triangle	N/A	N/A	1679	592383	DuVernet

Located in Sections 6 and 7, T-23-S, R-19-W

Parcel Ten (Henry Clay Group of (6) six unpatented Mining Claims Leased by St. Cl.)

Wilson Amended	37	31	N/A	163674	DuVernet
Extension Amended	37	35	N/A	163678	DuVernet
Saddle Horse Amended	37	34	N/A	163677	DuVernet
Barbara Amended	37	36-37	N/A	163679	DuVernet

Exhibit A Page 7 of 8

Lieutenant Amended	37	33	N/A	163676	DuVernet
Wedge Amended	37	32	N/A	163675	DuVernet

Located in Section 7, T-23-S, R-18-W

Parcel Eleven (Sullivan Lease of (3) three Patented Mining Claim Leased by St. Cl.)

Battleship	N/A	N/A	N/A	N/A	Sullivan
Gila Monster	N/A	N/A	N/A	N/A	Sullivan
Lookout	N/A	N/A	N/A	N/A	Sullivan

Located in Section 12, T-23-S, R-19-W

Exhibit A Page 8 of 8